EXHIBIT 5.1 OPINION

                               LEONARD E. NEILSON
                           A PROFESSIONAL CORPORATION
LEONARD  E.  NEILSON                   8160  SOUTH  HIGHLAND  DRIVE,  SUITE  209
 ATTORNEY  AT  LAW                                           SANDY,  UTAH  84093
                                                     TELEPHONE:  (801)  733-0800
                                                           FAX:  (801)  733-0808
                                                    E-MAIL:  LNEILSONLAW@AOL.COM

                                              August 13, 2004



Scientific Energy, Inc.
358 South 700 East
Suite B604
Salt Lake City, Utah 84102

     Re: Form SB-2
         Registration Statement for Scientific Energy, Inc.

To the Board of Directors:

     I have acted as counsel to Scientific Energy, Inc., a Utah corporation (the "Company"), in connection with its registration statement on Form SB-2 related to the distribution by its parent corporation, Electronic Game Card, Inc., of 1,125,220 shares of the Company's common stock, par value $0.01 per share. The shares are being distributed pursuant to fulfillment of the terms and conditions set forth in the Registration Statement filed on Form SB-2 in accordance with the registration provisions of the Securities Act of 1933, as amended.

     I have examined the Articles of Incorporation and all amendments thereto, By-Laws, minutes of corporate proceedings and other corporate documents with respect to the issuance of the shares by the Company and the offering of shares by the selling stockholders. I have been furnished with originals, or copies certified to my satisfaction, of all such corporate or other records of the Company and I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinions expressed herein. In the examination of the Company's corporate records, I have presumed the authenticity of all signatures which existed on the records and have presumed the veracity and regularity of all corporate records.

     As to the question of fact material to this opinion letter, I have relied upon the representations and warranties, certificates of and conversations and correspondences with, officers and representatives of the Company. Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Utah.

     2. The shares subject to the registration statement will be legally and validly authorized under the Articles of Incorporation and Board of Directors of the Company and, when distributed and paid for in accordance with the terms set forth in the registration statement, the shares will be duly and validly issued and outstanding, fully paid and nonassessable.

     I hereby consent to the reference to myself in the registration statement covering the offering of the shares, the use of my name beneath the caption "Legal Matters" in the prospectus forming a part thereof, and to the filing of a copy of this opinion as Exhibit 5.1 thereof.

                                              Yours truly,


                                              /S/   Leonard E. Neilson
                                              Leonard E. Neilson
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